As filed with the Securities and Exchange Commission on April 17, 2002

                                           Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                         NORTHERN TRUST CORPORATION
           (Exact name of registrant as specified in its charter)

               Delaware                                  36-2723087
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                    identification no.)

                         FIFTY SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60675

        (Address of principal executive offices, including zip code)

                         NORTHERN TRUST CORPORATION
                               2002 STOCK PLAN


                          (Full title of the plan)


                               KELLY R. WELSH
                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         FIFTY SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60675

                   (Name and address of agent for service)

                               (312) 630-6000

        (Telephone number, including area code, of agent for service)

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
                                                 CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE        AGGREGATE            AMOUNT OF
                TO BE REGISTERED                REGISTERED          PER SHARE         OFFERING PRICE      REGISTRATION FEE
               -------------------             ------------      ----------------    ----------------     ----------------
       Common Stock, $1.66-2/3 par value     7,500,000 shares       $56.93 (1)       $426,975,000 (1)      $39,281.70 (1)
       per share (including associated
       Preferred Stock Purchase Rights)

     ____________
     (1)      Computed on the basis of the average of the high and low sales prices of the Common Stock reported on The
              Nasdaq Stock Market on April 15, 2002 pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are incorporated herein by reference:

   (a) The Annual Report on Form 10-K of Northern Trust Corporation (the "Registrant") for the fiscal year ended December 31, 2001;

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year referred to in (a) above;

   (c) The description of the Registrant's Common Stock contained in a registration statement filed pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 99(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

   (d) The description of the Registrant's Preferred Stock Purchase Rights contained in a registration statement on Form 8-A dated July 24, 1998 and filed with the Securities and Exchange Commission (the "Commission") on July 24, 1998, as amended by Amendment No. 1 dated as of November 18, 1998 and filed with the Registrant's Current Report on Form 8-K dated November 20, 1998, and Amendment No. 2 dated as of February 16, 1999 and filed with the Registrant's Current Report on Form 8-K dated February 19, 1999.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Kelly R. Welsh, Executive Vice President and General Counsel of the Registrant, has furnished the opinion attached as Exhibit 5 to this registration statement with respect to the validity of the securities being registered hereunder. As of April 1, 2002, Mr. Welsh owned 30,167 shares of Common Stock of the Registrant, of which 30,001 are shares issuable pursuant to stock options exercisable within 60 days.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law and Article Eighth of the Corporation's Restated Certificate of Incorporation provide for indemnification of the Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The general effect of these provisions is to provide that the Corporation shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The Exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
   Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 16, 2002.

                                 NORTHERN TRUST CORPORATION
                                 (REGISTRANT)

                                 By:  /s/ William A. Osborn
                                      -------------------------------
                                      William A. Osborn
                                      Chairman and Chief Executive
                                      Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


   SIGNATURE                                  TITLE                                                  DATE
   ---------                                  -----                                                  ----
   /s/ William A. Osborn                      Chairman, Chief Executive Officer and              April 16, 2002
   --------------------------------           Director
   William A. Osborn

   Perry R. Pero*                             Vice Chairman and                                  April 16, 2002
   --------------------------------           Chief Financial Officer
   Perry R. Pero

   Harry W. Short*                            Executive Vice President and                       April 16, 2002
   --------------------------------           Controller (Chief Accounting Officer)
   Harry W. Short

   Duane L. Burnham*                          Director                                           April 16, 2002
   --------------------------------
   Duane L. Burnham

   Dolores E. Cross*                          Director                                           April 16, 2002
   --------------------------------
   Dolores E. Cross

   Susan Crown*                               Director                                           April 16, 2002
   --------------------------------
   Susan Crown

   Robert S. Hamada*                          Director                                           April 16, 2002
   --------------------------------
   Robert S. Hamada

                                                               -7-








   SIGNATURE                                  TITLE                                                  DATE
   ---------                                  -----                                                  ----

   Barry G. Hastings*                         Director                                           April 16, 2002
   --------------------------------
   Barry G. Hastings

   Robert A. Helman*                          Director                                           April 16, 2002
   --------------------------------
   Robert A. Helman

   Arthur L. Kelly*                           Director                                           April 16, 2002
   --------------------------------
   Arthur L. Kelly

   Frederick A. Krehbiel*                     Director                                           April 16, 2002
   --------------------------------
   Frederick A. Krehbiel

   Robert C. McCormack*                       Director                                           April 16, 2002
   --------------------------------
   Robert C. McCormack

   Edward J. Mooney*                          Director                                           April 16, 2002
   --------------------------------
   Edward J. Mooney

   John W. Rowe*                              Director                                           April 16, 2002
   --------------------------------
   John W. Rowe

   Harold B. Smith*                           Director                                           April 16, 2002
   --------------------------------
   Harold B. Smith

   William D. Smithburg*                      Director                                           April 16, 2002
   --------------------------------
   William D. Smithburg


   *By: /s/ Kelly R. Welsh
        ---------------------------
            Kelly R. Welsh
            Attorney-in-Fact
            (Pursuant to Powers
            of Attorney filed as
            Exhibits to this
            Registration Statement)



                                                               -8-







                                EXHIBIT INDEX
   EXHIBIT
   NUMBER         DESCRIPTION OF EXHIBIT
   -------        ----------------------

   4.1            Restated Certificate of Incorporation
                  (Incorporated by reference to Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 2000)

   4.2            By-laws, as amended
                  (Incorporated by reference to Exhibit
                  3 of the Registrant's Quarterly Report
                  on Form 10-Q for the quarter ended
                  September 30, 1999)

   5              Opinion of Counsel

   23.1           Consent of Counsel
                  (Contained in its opinion filed
                  as Exhibit 5)

   23.2           Consent of Independent Public Accountants

   24             Powers of Attorney



























                                     -9-